CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-10 (the "Registration Statement") of our report dated August 27, 2025, relating to the consolidated financial statements of Aduro Clean Technologies Inc. incorporated by reference into the Prospectus, which is a part of this Registration Statement.

December 9, 2025

Yours truly,

CHARTERED PROFESSIONAL ACCOUNTS